EXHIBIT 10(ii)
FIRST AMENDMENT TO TIME SHARING AGREEMENT
THIS FIRST AMENDMENT TO TIME SHARING AGREEMENT (this “Amendment”) is made as of June 2, 2015, by and between Anadarko Petroleum Corporation, a Delaware corporation (the “Operator” or the “Company”), and R. A. Walker (the “Passenger”).
RECITALS
A.    The Operator and the Passenger have entered into a Time Sharing Agreement (the “Agreement”), dated as of May 15, 2012, pursuant to which (i) the Operator agreed to make Aircraft, with flight crew, when the Aircraft and flight crew are not otherwise needed for business purposes, available to the Passenger for the Passenger’s personal travel in accordance with the Aircraft Policy on a non-exclusive time-sharing basis in accordance with §91.501 of the FAR and (ii) the Passenger agreed to reimburse the Operator for the personal use of the Aircraft for certain flights as permitted under the FAR, in each case, in accordance with the terms and provisions of the Agreement.
B.    The Operator and the Passenger desire to amend the Agreement in accordance with the terms and conditions set forth below.
C.    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1.    Amendments. The Agreement is hereby amended as follows:

(a)	By deleting existing Section 20A(I) in its entirety and inserting in place thereof the following:
20A. Subordination; Consent to Assignment
I.    5491 Aircraft
This Agreement, to the extent it relates to the 5491 Aircraft (as such term is defined below) is subject to the terms and provisions of:

(i)
that certain Aircraft Lease (S/N 5491) and related Lease Supplement (the Aircraft Lease, together with the Lease Supplement and all riders and addenda thereto, the “5491 Aircraft Lease”), each dated as of February 6, 2015, by and between Banc of America Leasing & Capital LLC, a Delaware limited liability company (“BALC”), and APC Aviation, Inc., a Delaware corporation (“APC”), regarding the Gulfstream Aerospace model GV-SP (G550) aircraft bearing United States Registration number N276A and manufacturer’s serial number 5491 (the “5491 Aircraft”);

(ii)
that certain Aircraft Sublease (S/N 5491) and related Sublease Supplement (the Aircraft Sublease, together with the Sublease Supplement and all riders and addenda thereto, the “5491 Aircraft Sublease”), each dated as of February 6, 2015, by and between APC and the Operator regarding the 5491 Aircraft;

(iii)	that certain Consent to Sublease and Assignment (the “5491 Consent”), dated as of February 6, 2015, by and between BALC, APC and the Operator; and

(iv)	any related documents, agreements or instruments of any kind whatsoever relating to the 5491 Aircraft Lease, the 5491 Aircraft Sublease or the 5491 Consent.
Without limiting the generality of the foregoing, the rights of APC, the Operator, the Passenger and any other party, person or entity of any kind whatsoever claiming through any of APC, the Operator or the Passenger with respect to the 5491 Aircraft (and any and all proceeds thereof, including, any insurance proceeds) shall be subject and subordinate in all respects to any and all of the rights, privileges, powers, entitlements, benefits, remedies, title or interests of BALC in or to the 5491 Aircraft (and any and all proceeds thereof, including, any insurance proceeds), including, all of BALC’s respective rights and remedies under or in connection with any of the 5491 Aircraft Lease, the 5491 Aircraft Sublease, the 5491 Consent and any related documents, agreements or instruments of any kind whatsoever (including, without limitation, BALC’s right to repossess the 5491 Aircraft and to terminate this Agreement with respect to the 5491 Aircraft pursuant to the 5491 Aircraft Lease and this Section). In addition, and notwithstanding anything to the contrary set forth in this Agreement or otherwise, upon the occurrence of any Event of Default (as such term is defined in 5491 Aircraft Lease) under or in connection with 5491 Aircraft Lease, this Agreement shall automatically and immediately terminate with respect to the 5491 Aircraft.

(b)	By adding a new Section 20A(III) immediately prior to the existing final paragraph of Section 20(A), which shall read as follows:
III.    2044 Aircraft
This Agreement, to the extent it relates to the 2044 Aircraft (as such term is defined below) is subject to the terms and provisions of:

(v)
that certain Aircraft Lease (S/N 2044) and related Lease Supplement (the Aircraft Lease, together with the Lease Supplement and all riders and addenda thereto, the “2044 Aircraft Lease”), each dated as of April 30, 2015, by and between WFEFI and APC regarding the Gulfstream Aerospace model IAI Ltd. Gulfstream 280 (G280) aircraft bearing United States Registration number N855A and manufacturer’s serial number 2044 (the “2044 Aircraft”);

(vi)
that certain Aircraft “Dry” Lease Agreement (together with all supplements, riders and addenda thereto, the “2044 Aircraft “Dry” Lease”), dated as of August 1, 2014, by and between APC and the Operator regarding the 2044 Aircraft;

(vii)	that certain Collateral Assignment of Aircraft “Dry” Lease Agreement (the “2044 Assignment”), dated as of April 30, 2015, by and between WFEFI, APC and the Operator; and

(viii)	any related documents, agreements or instruments of any kind whatsoever relating to the 2044 Aircraft Lease, the 2044 Aircraft “Dry” Lease or the 2044 Assignment.
Without limiting the generality of the foregoing, the rights of APC, the Operator, the Passenger and any other party, person or entity of any kind whatsoever claiming through any of APC, the Operator or the Passenger with respect to the 2044 Aircraft (and any and all proceeds thereof, including, any insurance proceeds) shall be subject and subordinate in all respects to any and all of the rights, privileges, powers, entitlements, benefits, remedies, title or interests of WFEFI in or to the 2044 Aircraft (and any and all proceeds thereof, including, any insurance proceeds), including, all of WFEFI’s respective rights and remedies under or in connection with any of the 2044 Aircraft Lease, the 2044 Aircraft “Dry” Lease, the 2044 Assignment and any related documents, agreements or instruments of any kind whatsoever (including, without limitation, WFEFI’s right to repossess the 2044 Aircraft and to terminate this Agreement with respect to the 2044 Aircraft). In addition, and notwithstanding anything to the contrary set forth in this Agreement or otherwise, upon the occurrence of any Event of Default (as such term is defined in 2044 Aircraft Lease) under or in connection with 2044 Aircraft Lease, this Agreement shall automatically and immediately terminate with respect to the 2044 Aircraft.

(c)	By deleting the existing final paragraph of Section 20(A) in its entirety and inserting in place thereof the following:
Without limiting the generality of any terms or provisions of this Agreement or otherwise, Passenger hereby acknowledges and consents to the assignment by Operator of Operator’s right, title and interest in and to this Agreement (i) as it relates to the 5491 Aircraft to BALC and its successors and assigns and (ii) as it relates to the 5307 Aircraft and the 2044 Aircraft to WFEFI and its successors and assigns.

(d)	By deleting in its entirety Schedule A attached to the Agreement and replacing it in its entirety with the Schedule A attached hereto.
2.    References to Agreement. From and after the date of this Amendment, each and every reference to “this Agreement” in the Agreement or to “the Agreement” in the Agreement and any related documents is deemed for all purposes to reference the Agreement as amended pursuant to this Amendment unless the context clearly indicates or dictates a contrary meaning.
3.    Miscellaneous.

(a)
This Amendment constitutes the entire agreement among the Operator and the Passenger with respect to the amendment of the Agreement contemplated hereby and completely and fully supersedes all other prior agreements, both written and oral, among the Operator and the Passenger relating thereto.

(b)
The Operator and the Passenger each hereby ratifies and confirms in all respects all of its obligations under the Agreement and agrees that, except to the extent expressly modified by this Amendment, the Agreement continues in full force and effect as if set forth specifically herein.

(c)
All of the terms and conditions of this Amendment shall survive the execution and delivery of this Amendment. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but a single instrument. The headings in this Amendment are for convenience only and shall not limit or otherwise affect any of the terms hereof.

(d)
In the event that any provision of this Amendment is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, then such provision only shall be deemed null and void and shall not affect any other provision hereof, and the remaining provisions shall remain operative and in full force and effect.

(e)
This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Texas, without regard to its choice of law principles

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

Operator:

ANADARKO PETROLEUM CORPORATION

By:	/s/ ROBERT K. REEVES
Name:	Robert K. Reeves
Title:	EVP, General Counsel and CAO

Passenger:

/s/ R. A. WALKER
Name:	R.A. Walker

SCHEDULE A

Type of Aircraft	U.S. Registration Number	Manufacturer Serial Number
Gulfstream G280	N855A	2044
Gulfstream G550	N288A	5307
Gulfstream G550	N273A	5273
Gulfstream G550	N276A	5491